                                                                     EXHIBIT 4.8

                      SIXTH AMENDMENT TO CREDIT AGREEMENT,
                THIRD AMENDMENT TO PLEDGE AND SECURITY AGREEMENT,
                         LENDER'S CONSENT AND AGREEMENT

         THIS SIXTH AMENDMENT TO CREDIT AGREEMENT, THIRD AMENDMENT TO PLEDGE AND SECURITY AGREEMENT, LENDER'S CONSENT AND AGREEMENT (this "Amendment") is dated effective December 2, 2003, by and between TYLER TECHNOLOGIES, INC., a Delaware corporation ("Borrower") and BANK OF TEXAS, N.A., a national banking association ("Lender").

                                   WITNESSETH:


         WHEREAS, Borrower and Lender entered into that certain Credit Agreement, dated February 27, 2002, pursuant to which Lender made the Loan (as therein defined) available to Borrower (as heretofore or hereafter amended, the "Credit Agreement")(each capitalized term used herein, but not otherwise defined shall have the same meaning given to it in the Credit Agreement); and

         WHEREAS, to secure the Loan, Borrower and Lender entered into that certain Pledge and Security Agreement dated February 27, 2002 (as heretofore or hereafter amended, the "Tyler Pledge Agreement") whereby Borrower pledged as security, among other things, all of its shares of stock in its Subsidiaries; and

         WHEREAS, the Credit Agreement currently prohibits Borrower from making any Acquisition, other than a Permitted Acquisition, without the express written consent of Lender; and

         WHEREAS, Borrower desires to enter into that certain Stock Purchase Agreement dated as of December 2, 2003, whereby Borrower agrees to acquire (a) ninety five percent (95%) of the stock of Eden Systems, Inc., a Washington corporation ("Eden Systems"), and (b) an option to acquire the remaining five percent (5%) of the stock of Eden Systems (collectively, the "Proposed Acquisition"); and

         WHEREAS, pursuant to the terms of the Credit Agreement, the Proposed Acquisition does not qualify as a Permitted Acquisition;

         WHEREAS, Borrower has requested that Lender consent to the Proposed Acquisition; and

         WHEREAS, subject to the terms and conditions herein contained, Lender is willing to agree to such requests.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, Borrower and Lender hereby covenant and agree as follows:

                               ARTICLE I - CONSENT

SECTION 1.1 CONSENT TO PURCHASE OF EDEN SYSTEMS. The Credit Agreement provides, among other things, that, without the prior written consent of Lender, Borrower shall make no Acquisition, other than a Permitted Acquisition. Lender hereby consents to the Proposed Acquisition. Lender further agrees that, for all purposes of the Loan Documents, Eden Systems shall be deemed a wholly-owned Subsidiary of Borrower so long as 95% or more of the total voting power of the shares of capital stock entitled to vote in the election of directors of Eden Systems is directly or indirectly owned by Borrower or any Subsidiary

SIXTH AMENDMENT(TYLER)                                                    PAGE 1

(other than the Excluded Subsidiaries). Notwithstanding anything contained herein to the contrary, Lender's consent to the Permitted Acquisition shall be effective as of December 1, 2003, and shall not be conditioned on any of the conditions set forth in Section 4.1 below.

SECTION 1.2 LIMITATION ON CONSENT. The consent granted in this Amendment is limited to the foregoing action and does not constitute a waiver of any required consent with respect to any other action.

                             ARTICLE II - AGREEMENT

SECTION 2.1 EFFECT OF ACQUISITION ON FUTURE PERMITTED ACQUISITIONS. Lender and Borrower hereby agree that the Acquisition consented to in this Amendment shall not reduce the $3,000,000 limit, as set forth in subsection (a) of the definition of "Permitted Acquisition" in the Credit Agreement, within which Borrower can make Permitted Acquisitions.

                            ARTICLE III - AMENDMENTS

SECTION 3.1 MODIFICATION TO CREDIT AGREEMENT. As of the date of this Amendment, the following definitions shall be amended and restated, each in its entirety, to read as follows:

         "Existing Subsidiaries" means Cole Layer Trumble Company, a Delaware corporation; Eagle Computer Systems, Inc., a Delaware corporation; Eden Systems, Inc., a Washington corporation; FundBalance, Inc., a Delaware corporation; Interactive Computer Designs, Inc., a Texas corporation; MUNIS, Inc., a Maine corporation; and The Software Group, Inc., a Texas corporation, but does not include the Excluded Subsidiaries.

         "Permitted Investments" shall mean (a) obligations, with a maturity of less than two years, with the full faith and credit of the United States of America, (b) direct obligations of any state of the United States, or municipality therein, rated in one of the two top classifications by S&P or Moody's and maturing within one year from date of acquisition, (c) certificates of deposit, eurodollar time deposits or banker's acceptances, maturing within two years from date of acquisition, issued by (1) Lender, (2) Texas Capital Bank (Dallas, Texas) or (3) any United States commercial bank having capital, surplus and undivided profits aggregating not less than $100 million and whose (or whose parent corporation's) unsecured long-term debt is rated in one of the two top classifications by S&P or Moody's, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper of any United States corporation with a maturity of less than 270 days from date of acquisition and which is rated in one of the two top classifications by S&P or Moody's, (f) indebtedness of any United States corporation with a maturity of less than 270 days from date of acquisition and which is
         (1) evidenced by bonds, notes, debentures or other instruments issued and authenticated under an indenture qualified under the Trust Indenture Act of 1939, as amended, and (2) rated in one of the two top classifications by S&P or Moody's, (g) investments in money market or mutual funds at least ninety percent (90%) of the assets


SIXTH AMENDMENT(TYLER)                                                    PAGE 2
         of which constitute Dollars or investments in securities of the type described in clauses (a) through (f) above (without regard to maturities), (h) investments in money market or mutual funds (other than those described in clause (g) above) acquired through and maintained in an account with Lender or any Person controlled by, controlling or under common control with Lender, (i) Investments in wholly-owned Subsidiaries of Borrower, so long as Borrower has complied with the requirements of Section 9.4 with respect thereto, (j) expense advances to employees in the ordinary course of business for travel and lodging not to exceed $100,000 in the aggregate at any time outstanding, (k) Investments in demand deposit accounts maintained with FDIC member banks, (l) Investments outstanding on the date of this Agreement that are disclosed in Schedule 9.10, and (m) Investments in or for the benefit of Swan pursuant to the plan of reorganization to which reference is made in clause (a)(iv) of Section 6.7.

SECTION 3.2 MODIFICATION TO TYLER PLEDGE AGREEMENT. As of the date of this Amendment, Exhibit "E" to the Tyler Pledge Agreement shall be deleted and replaced with the Exhibit "E" attached hereto as Exhibit A.

                              ARTICLE IV - WAIVER

SECTION 4.1 WAIVER OF CONTROL AGREEMENT REQUIREMENT FOR CERTAIN PERMITTED INVESTMENT ACCOUNTS. Lender hereby (a) waives any Default or Event of Default that may have occurred as a result of Borrower's failure to deliver a control agreement regarding its Permitted Investments account with Texas Capital Bank in Dallas, Texas and its Permitted Investments accounts with affiliates of Bank of Oklahoma, N.A., and (b) agrees that Borrower shall not be obligated to deliver control agreements regarding its Permitted Investments account with Texas Capital Bank in Dallas, Texas or its Permitted Investments accounts with affiliates of Bank of Oklahoma, N.A. until such time as Borrower is directed to do so in a written notice given to Borrower by Lender.

SECTION 4.2 LIMITATION ON WAIVER. The waiver and agreement granted in Section
4.1 of this Amendment is limited to (a) Borrower's Permitted Investments account with Texas Capital Bank in Dallas, Texas in effect on the date of this Amendment and (b) Borrower's Permitted Investments accounts with affiliates of Bank of Oklahoma, N.A. in effect on the date of this Amendment, and does not constitute a waiver of any required account control agreement with respect to any account established by Borrower after the date of this Amendment with any financial intermediary for the purpose of holding Collateral.

                           ARTICLE V - MISCELLANEOUS

SECTION 5.1 CONDITION TO CLOSING. As a condition to the closing of this Amendment, Borrower shall satisfied the following conditions:

         5.1.1 Borrower shall have executed and delivered this Amendment;

         5.1.2 Borrower shall have delivered that certain Amended and Restated Subsidiary Guaranty dated effective of even date herewith executed by the Subsidiary Guarantors (as defined therein) to and for the benefit of Lender;

SIXTH AMENDMENT(TYLER)                                                    PAGE 3

         5.1.3 Borrower shall have delivered that certain Pledge and Security Agreement dated effective of even date herewith executed by Eden Systems to and for the benefit of Lender;

         5.1.4 Borrower shall have delivered to Lender that certain Amended and Restated Contribution and Indemnification Agreement executed by and between Borrower, each Guarantor (as defined therein) and Lender;

         5.1.5 Borrower shall have delivered to Lender the original stock certificates evidencing all of the shares of stock of Eden System purchased in the Proposed Acquisition, together with related stock powers executed in blank by the appropriate Person;

         5.1.6 Borrower shall have delivered to Lender an Officer's Certificate from Eden Systems dated as of the date hereof certifying, inter alia, (A) the Articles of Incorporation or Bylaws (or equivalent corporate documents), as amended and in effect, of Eden Systems; (B) resolutions duly adopted by the Board of Directors of Eden Systems authorizing the transactions contemplated hereby; and (C) the incumbency and specimen signatures of the officers of Eden Systems authorized to execute documents on its behalf; and

         5.1.7 Borrower shall have delivered to Lender a certificate from the appropriate public official of the jurisdiction in which Eden Systems is organized as to the continued existence and good standing of Eden Systems.

SECTION 5.2 FURTHER ASSURANCES. In addition to the documents identified above in
Section 4.1, Borrower also agrees to provide to Lender such other documents as may be necessary or as may be required, in the opinion of counsel to Lender, to effect the transactions contemplated hereby and continue the liens and/or security interests of all other collateral instruments, as modified by this Amendment, and such other documents and instruments as Lender reasonably may request in connection with the modification of the Loans effected hereby.

SECTION 5.3 AUTHORIZATION TO FILE. Borrower authorizes Lender to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Lender deems appropriate, in order to perfect or protect Lender's interest in the Collateral.

SECTION 5.4 CONTINUING EFFECT. Except as modified and amended hereby, the Credit Agreement and other Loan Documents are and shall remain in full force and effect in accordance with their terms.

SECTION 5.5 PAYMENT OF EXPENSES. Borrower agrees to pay to Lender the reasonable attorneys' fees and expenses of Lender's counsel and other expenses incurred by Lender in connection with this Amendment.

SECTION 5.6 BINDING AGREEMENT. This Amendment shall be binding upon, and shall inure to the benefit of, the parties' respective representatives, successors and assigns.

SECTION 5.7 NO DEFENSES. Borrower by its execution of this Amendment, hereby declares that it has no set-offs, counterclaims, defenses or other causes of action against Lender arising out of the Loan, this Amendment or otherwise; and, to the extent any such setoffs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by Borrower.

SECTION 5.8 USURY SAVINGS CLAUSE. Notwithstanding anything to the contrary in this Amendment, the Note or any other Loan Document, or in any other agreement entered into in connection with the Note or securing the indebtedness evidenced by the Note, whether now existing or hereafter arising and

SIXTH AMENDMENT(TYLER)                                                    PAGE 4
whether written or oral, it is agreed that the aggregate of all interest and other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under the Note or otherwise in connection with the Note shall under no circumstances exceed the maximum rate of interest permitted by applicable law. In the event the maturity of the Note is accelerated by reason of an election by the holder thereof resulting from a default thereunder or under any other document executed as security therefor or in connection therewith, or by voluntary prepayment by the maker, or otherwise, then earned interest may never include more than the maximum rate of interest permitted by applicable law. If from any circumstance any holder of any of the Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the maximum rate of interest permitted by applicable law shall be applied to the reduction of the principal amount owing on such Note or on account of any other principal indebtedness of the maker to the holders of such Note, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal thereof and such other indebtedness, the amount of such excessive interest that exceeds the unpaid balance of principal thereof and such other indebtedness shall be refunded to the maker. All sums paid or agreed to be paid to the holder of the Note for the use, forbearance or detention of the indebtedness of the maker to the holder of such Note shall be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full for the purpose of determining the actual rate on such indebtedness is uniform throughout the term thereof.

         The terms "maximum amount" or "maximum rate" as used in this Amendment or the Note, or in any other agreement entered into in connection with the Note or securing the indebtedness evidenced by the Note, whether now existing or hereafter arising and whether written or oral, include, as to Chapter 303 of the Texas Finance Code (and as same may be incorporated by reference in other statutes of the State of Texas), but otherwise without limitation, that rate based upon the "weekly ceiling"; provided, however, that this designation shall not preclude the rate of interest contracted for, charged or received in connection with the Loan from being governed by, or construed in accordance with, any other state or federal law.

SECTION 5.9 COUNTERPARTS. This Amendment may be executed in several counterparts, all of which are identical, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument, it being understood and agreed that the signature pages may be detached from one or more of such counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.

SECTION 5.10 CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT FEDERAL LAWS PREEMPT THE LAWS OF THE STATE OF TEXAS.

SECTION 5.11 ENTIRE AGREEMENT. This Amendment, together with the other Loan Documents, contain the entire agreements between the parties relating to the subject matter hereof and thereof. This Amendment and the other Loan Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments, executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

         THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREIN CONTAINED AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



SIXTH AMENDMENT(TYLER)                                                    PAGE 5

         IN WITNESS WHEREOF, this Amendment is executed effective as of the date first written above.

                                     LENDER:


                                     BANK OF TEXAS, N.A., a national banking
                                     association



                                     By:
                                        ---------------------------------------
                                           Mark Wade
                                           Senior Vice President


                                     BORROWER:


                                     TYLER TECHNOLOGIES, INC. a Delaware
                                     corporation



                                     By:
                                        ---------------------------------------
                                           Brian K. Miller,
                                           Vice President-Finance


SIXTH AMENDMENT(TYLER)                                            SIGNATURE PAGE

                                    EXHIBIT A

                           List of Pledged Securities

                    (See Section 3.11 of Security Agreement)

A. STOCKS:


                                                                        CERTIFICATE   NUMBER OF
ISSUER                                 SHAREHOLDER                        NUMBER       SHARES
------                                 -----------                      -----------   ---------
Cole Layer Trumble Company             Tyler Technologies, Inc.              2          1,000
Eagle Computer Systems, Inc.           Tyler Technologies, Inc.              2          1,000
FundBalance, Inc.                      Tyler Technologies, Inc.              2          1,000
Interactive Computer Designs, Inc.     Tyler Technologies, Inc.              2          1,000
MUNIS, Inc.                            Tyler Technologies, Inc.             13           5000
The Software Group, Inc.               Tyler Technologies, Inc.              2          1,000
Eden Systems, Inc.                     Tyler Technologies, Inc.                        47,500


B. BONDS:


Issuer            Number            Face Amount          Coupon Rate         Maturity
------            ------            -----------          -----------         --------
None

C. GOVERNMENT SECURITIES:


Issuer            Number   Type     Face Amount       Coupon Rate       Maturity
------            ------   ----     -----------       -----------       --------
None


D. OTHER SECURITIES OR OTHER INVESTMENT PROPERTY
   (CERTIFICATED AND UNCERTIFICATED):


Issuer            Description of Collateral        Percentage Ownership        Interest
------            -------------------------        --------------------        --------
None



EXHIBIT A - SIXTH AMENDMENT(Tyler)                                       PAGE 1